UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): November 30, 2018

Greenpro Capital Corp.
(Exact name of registrant as specified in charter)

Nevada	001-38308	98-1146821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1701-1703, 17/F, The Metropolis Tower 10 Metropolis Drive Hung Hom, Kowloon, Hong Kong
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 30, 2018, the board of directors of Greenpro Capital Corp. (the “Company”) accepted the resignation of Dato Sri Dr. How Kok Choong as a member of the Company’s board of directors (the “Board”) and accepted the resignation of Mr. Chin Kiew Kwong as a member of the Board and a member of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (collectively, the “Committees”). The resignations of Dato Sri Dr. How Kok Choong and Mr. Chin Kiew Kwong were not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Following the foregoing resignations, the Committees were restructured and the members of the Board listed below were appointed to the Committees as follows:

●	Audit Committee: Mr. Hee Chee Keong (Chairman), Mr. Shum Albert and Ms. Chuchottaworn Srirat.

●	Compensation Committee: Mr. Hee Chee Keong (Chairman) and Mr. Shum Albert.

●	Corporate Governance and Nominating Committee: Mr. Shum Albert (Chairman) and Mr. Hee Chee Keong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Name:	Lee Chong Kuang
Title:	President and Chief Executive Officer

Dated: December 3, 2018